Exhibit (c)(7)

DWS STATE TAX-FREE INCOME SERIES

Certificate of Correction

1.	Name of Massachusetts business trust: DWS State Tax-Free Income Series

2.	Document to be corrected: “Amended and Restated Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Without Par Value”

3.	The above mentioned document was filed with the Secretary of the Commonwealth on: January 19, 2011

4.
Please state the inaccuracy or defect in said document:  The establishment and designation of an additional Series named “DWS Massachusetts Tax-Free Fund” and Classes thereof was incorrectly listed as “DWS Massachusetts Tax-Free Income Fund” in the restated designation.

5.
Please state the corrected version of document:  The name of the subject Series of Shares of DWS State Tax-Free Income Series is “DWS Massachusetts Tax-Free Fund.”  Accordingly, the complete and accurate list of Series of Shares and Classes of DWS State Tax-Free Income Series, previously established and designated by unanimous act of the Board of Trustees without par value is as follows:

DWS California Tax-Free Income Fund                                            Class A
Class B
Class C
Class S

DWS Massachusetts Tax-Free Fund                                               Class A
Class B
Class C
Class S

DWS New York Tax-Free Income Fund                                            Class A
Class B
Class C
Class S

SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of January 2011.

/s/John Millette
Name:  John Millette
Title:  Vice President & Secretary